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                                 Exhibit 10.12
                 Letter Agreement Dated March 31, 1999 Between
              Aurora Financial Services, L.L.C. and BioLynx, Inc.
                With Respect to a Private Placement of 500,000
                            Shares of Common Stock
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                                                                   Exhibit 10.12
                               LETTER AGREEMENT

This AGREEMENT is made and entered into this the 31/st/ day of March, 1999 by and between BioLynx, Inc. ("BIOLYNX"), a Texas Corporation, and Aurora Financial Services, LLC., ("AURORA") and/or assigns.

                                  WITNESSETH
                                  ----------

  WHEREAS, BIOLYNX is engaged in the business of providing biometric automation for the control of employees time and attendance for employers and wishes to engage Aurora for the purpose of raising capital;

  NOW, THEREFORE, it is hereby agreed as follows:

  1. As compensation for raising equity/debt capital for BIOLYNX, AURORA shall receive the following:

     a. Eight (8%) percent of investor proceeds in the form of cash payable upon the delivery of funds.

     b. Two (2%) percent of the total equity position in common stock after the investment is made.

     c. Right of first refusal for subsequent financings.

  2. BIOLYNX shall defend, indemnify and hold harmless AURORA from any claim, suit, liability or other damages, direct or indirect, including but not limited to all payments, expenses, potential injuries, or costs involving the development or operation of its products. The parties agree that any liability arising for any reason at any time as a result of the subject matter of this section of the Agreement shall be completely borne, represented and paid for by BIOLYNX.

  3. The parties acknowledge that this Agreement does not create a partnership relationship between the parties and that BIOLYNX will not refer to AURORA as a partner or joint venturer, or as a member of a partnership, or joint venture, with BIOLYNX. BIOLYNX agrees to maintain in strictest confidence the identity of any and all parties acting on behalf of AURORA.

  4. The parties understand and agree that BIOLYNX holds certain patents and copywrites and that the plans and descriptions of the business, and the rights thereto, are trade secrets and the parties warrant not to disclose to anyone else such information without the prior written consent of BioLynx, Inc.

  5. This Agreement contains the entire understanding and agreement of the parties as of the date hereof, and this Agreement may be amended or modified only by an instrument in writing properly made and duly executed by all parties hereto.

  6. If litigation is commenced between the parties relative to this Agreement or any of the rights or duties hereunder, the prevailing party shall be entitled in addition to such relief as may be granted, to reasonable attorney's fees and court costs as determined by the court in such action.

  7. If any provision of this Agreement is declared by a court of competent jurisdiction to be void, invalid or unenforceable, such provisions shall be deemed severed from the Agreement and the remaining portions and provisions shall remain in full force and effect.

  8. Any notices required to be made pursuant to this Agreement in writing shall be deemed made, when delivered personally to the party or an officer of the party, five (5) days after being mailed by certified mail, postage prepaid, to the following addresses:

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          If to BIOLYNX:                 If to AURORA:

          BioLynx, Inc.                  Aurora Financial Services, LLC
          John D. Walker II              2401 Fountainview
          President and CEO              Suite 1010
          5617 Grissom Road              Houston, Texas 77057
          San Antonio, Texas 78238

          Either party may change its address for the purpose hereof by giving notice of such change to the other party in the manner herein provided, such change to become effective on the tenth (10/th/) day after such notice is received.

  9. This Agreement shall be construed and governed by the laws of the State of Texas, and all obligations hereunder shall be deemed performable in Harris County, Texas.

  10. Subject to the provisions of this Agreement, this Agreement shall be binding upon and inure to benefit of the parties signatory hereto, and their respective distributees, successors, assigns and heirs.

  11. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

  12. In connection with this Agreement, as well as all transactions contemplated by this Agreement, the parties agree to execute, deliver and cause to be executed and delivered such additional documents and instruments and to perform and cause to be performed such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement, and all such transactions.

  13. This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors, assigns and heirs, subject to any express provisions hereof relating to the successors, assigns and heirs, and no other person or entity whatsoever shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

  14. The respective rights duties and obligations of the parties hereto as set forth herein shall survive the dissolution of either party hereto.


  IN WITNESS HEREOF, this Agreement has been executed as of this the 6/th/ day of April, 1999.


                              BioLynx, Inc,



                              By: /s/ JOHN D. WALKER II
                                 ------------------------------------
                                      John D. Walker II


                              Aurora Financial Services, LLC



                              By: /s/ DAVID A. HAYDEN
                                 ------------------------------------
                                      David A. Hayden

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